Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ROTHE DEVELOPMENT, INC.

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AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ROTHE DEVELOPMENT, INC.

Rothe Development, Inc. (the “Corporation”), pursuant to the provisions of Section

21.056 of the Texas Business Organizations Code (the “Code”), hereby adopts these Amended and Restated Articles of Incorporation (the “Restated Articles”), which completely supersede and replace the Corporation’s Amended and Restated Articles of Incorporation filed with the Texas Secretary of State on July 20, 1967 as amended by the Articles of Amendment filed with the Texas Secretary of State on April 15, 1997 (collectively, the “Existing Articles”).

Each new amendment to the Existing Articles has been made in accordance with the provisions of the Code. The amendments to the Existing Articles have been approved in the manner required by the Code and the governing documents of the Corporation.

The Restated Articles accurately state the text of the Existing Articles being restated and each amendment to the Existing Articles that is in effect, and as further amended by the Restated Articles. The Restated Articles do not contain any other change to the Existing Articles except for the information permitted to be omitted under Section 3.059 of the Code.

Immediately prior to the date hereof, the Corporation had outstanding a total of 170 shares of its Voting Common Stock, $0.01 par value per share, all held by a single shareholder (the “Existing Shareholder”), and no shares of its Non-Voting Common Stock or any other capital stock outstanding. Upon the date hereof, the issued and outstanding 170 shares of Voting Common Stock of the Existing Shareholder shall be automatically converted (the “Conversion”) into 30,000,000 fully paid and non-assessable shares of Class A Common Stock having a par value of $0.001 per share. The certificate that immediately prior to the Conversion represented the outstanding shares of Voting Common Stock (“Old Certificate”) shall thereafter represent that number of shares of Class A Common Stock into which the shares of Voting Common Stock represented by the Old Certificate shall have been converted pursuant to the Conversion.

The text of the Existing Articles is hereby completely superseded and replaced with the following:

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ARTICLE I

NAME OF THE CORPORATION

The name of the corporation is Rothe Development, Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Texas is 229 Sandhill St., Webster, Texas 77598. The name of the registered agent of the Corporation at such address is Karen Wheeler-Hall.

ARTICLE III

BUSINESS PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which for profit corporations may be organized under the Texas Business Organizations Code (the “TBOC”).

ARTICLE IV

CAPITAL STOCK

Section 4.01 Authorized Classes of Stock. The total number of shares of stock of all classes of capital stock that the Corporation is authorized to issue is 120,000,000, of which 100,000,000 shares shall be shares of common stock having a par value of $0.001 per share (“Common Stock”) and 20,000,000 shares shall be shares of preferred stock having a par value of $0.001 per share (“Preferred Stock”).

Section 4.02 Common Stock.

(a) The class of Common Stock shall be subdivided into two series consisting of 30,000,000 shares designated as Class A Common Stock (the “Class A Common Stock”) and 70,000,000 shares designated as Class B Common Stock (the “Class B Common Stock”). For the avoidance of doubt, the Class A Common Stock and the Class B Common Stock are separate classes of common stock and not separate series. Except as otherwise required by law, as provided in this Amended and Restated Articles of Incorporation, and as otherwise provided in the resolution or resolutions, if any, adopted by the board of directors of the Corporation (the “Board of Directors”) with respect to any series of the Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power. Except as required by law or as otherwise expressly provided for in these Articles, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters upon which such holders are entitled to vote (including but not limited to the election of directors). Each holder of shares of Class A Common Stock shall be entitled to five votes for each share it holds and each holder of shares of Class B Common Stock shall be entitled to one vote for each share it holds. Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary.

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(b) Each share of Class A Common Stock may at any time at the election of the holder thereof be converted into one fully paid and non-assessable share of Class B Common Stock. Such right shall be exercised (where the shares are certificated) by the surrender of the certificate representing such shares of Class A Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation, or if an agent for the registration or transfer of shares of Class A Common Stock is then duly appointed and acting (said agent being hereinafter called the “Transfer Agent”) then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert (or where uncertificated, by completion of such stock transfer documents as required by the Transfer Agent or the Corporation, as the case may be, together with the written notice of the election by the holder thereof to convert) and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefore, if required pursuant to subparagraph (f).

(c) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class A Common Stock in the manner provided in subparagraph (b) above and the payment in cash of any amount required by the provisions of subparagraphs (b) and (f), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Class B Common Stock issuable upon such conversion, issued in such name or names as such holder may direct or, where the shares are uncertificated, make relevant book entries into the share register. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class A Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or person in whose name or names the certificate or certificates representing the shares of Class B Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class B Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class B Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business in the next succeeding day on which such stock transfer books are open.

(d) No adjustments in respect of dividends shall be made upon the conversion of any share of Class A Common Stock into Class B Common Stock; provided, however, that if a share be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class A Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the Corporation’s default in payment of the dividend on such date.

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(e) The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class A Common Stock, such number of shares of Class B Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class A Common Stock by delivery of purchased shares of Class B Common Stock which are held in the treasury of the Corporation. If any shares of Class B Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such share of Class B Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. All shares of Class B Common Stock which shall be issued upon conversion of the shares of Class A Common Stock, will, upon issuance, be fully paid and nonassessable.

(f) The issuance of certificates of shares of Class B Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class A Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

Section 4.03 Preferred Stock. The Board of Directors is hereby authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a) the designation of the series;

(b) the number of shares of the series;

(c) the dividend rate or rates on the shares of that series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(d) whether the series will have voting rights, generally or upon specified events, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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(e) whether the series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(f) whether or not the shares of that series shall be redeemable, in whole or in part, at the option of the Corporation or the holder thereof, and if made subject to such redemption, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different redemption rates;

(g) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(i) the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

(j) any other relative rights, preferences, and limitations of that series.

ARTICLE V

BOARD OF DIRECTORS

Section 5.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.02 Number. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation which shall constitute the entire Board of Directors shall be the number of directors as fixed from time to time in accordance with the bylaws of the Corporation (the “Bylaws”).

Section 5.03 Newly Created Directorships and Vacancies. Except as otherwise required by law and subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, shall be filled solely by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom they have replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation, or removal.

Section 5.04 Written Ballot. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

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ARTICLE VI

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 6.01 Limitation of Liability. To the fullest extent permitted by the TBOC as it currently exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director or officer. No amendment to, modification of, or repeal of this Section 6.01 shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment.

Section 6.02 Indemnification. The corporation shall indemnify to the fullest extent permitted by law as it now exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that the person is or was a director, or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, or officer at the request of the Corporation or any predecessor to the Corporation. Any amendment, repeal, or modification of this Section 6.02 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

STOCKHOLDER ACTION

Section 7.01 Stockholder Consent. Any action required by the TBOC to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if one or more written consents setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Section 7.02 Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation shall be called only by: (i) the Board of Directors, (ii) the Chairman of the Board; or (iii) the Secretary of the Corporation, following receipt of one or more written demands to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least 25% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting of the stockholders as may be set forth in the Bylaws.

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ARTICLE VIII

BYLAWS

Section 8.01 Board of Directors. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, or repeal the Bylaws without any action on the part of the stockholders.

Section 8.02 Stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the Bylaws; provided that, in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Amended and Restated Articles of Incorporation, such adoption, amendment, alteration, or repeal shall be approved by the affirmative vote of the holders of at least 66% of the voting power of the shares of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IX

SECTION 21.419 OF THE TBOC AND OTHER PROVISIONS

The corporation elects to be governed by Section 21.419 of the TBOC. Unless the Corporation consents in writing to the selection of an alternative forum, the Eleventh Division of the Business Court of the State of Texas (or, if the Business Court does not have jurisdiction, another state court located within the State of Texas or, if no court located within the State of Texas has jurisdiction, the federal district court for the Southern District of the State of Texas) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s stockholders,

(c) any action asserting a claim arising pursuant to any provision of the TBOC, this Amended and Restated Articles of Incorporation, or the bylaws of the Corporation, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein. Any right a party may have to a trial by jury in any action concerning an internal entity claim, as defined in Section 2.115 of the TBOC, is irrevocably and unconditionally waived to the fullest extent permitted by applicable law.

ARTICLE X

AMENDMENTS

The Corporation reserves the right to amend, alter, or repeal any provision contained in this Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Texas, and all rights conferred herein are granted subject to this reservation.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned officer of the corporation has hereunto set his hand this 7th day of January, 2026.

Rothe Development, Inc.

By:
Name:	Trey Hall
Title:	President

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